SECOND AMENDMENT TO

FIRST AMENDED AND RESTATED ADVISORY AGREEMENT

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

This Second Amendment (“Amendment”) dated May 19, 2026 is made to the First Amended and Restated Advisory Agreement dated April 22, 2025, as amended (the “Agreement”) between RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS, a Delaware statutory trust hereinafter called the “Trust,” and RUSSELL INVESTMENT MANAGEMENT, LLC, a Washington limited liability company hereinafter called the “Adviser.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, the Trust and the Adviser desire to restate Exhibit A of the Agreement to add a new Fund.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

2.	Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to the First Amended and Restated Advisory Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS		RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Vernon Barback	By:	/s/ Katherine El-Hillow
Name:	Vernon Barback	Name:	Katherine El-Hillow
Title:	President and Chief Executive Officer	Title:	President and Chief Investment Officer

Exhibit A

Fund	Fee
Russell Investments U.S. Small Cap Equity ETF	0.69%
Russell Investments International Developed Equity ETF	0.59%
Russell Investments Global Equity ETF	0.59%
Russell Investments Emerging Markets Equity ETF	0.79%
Russell Investments Global Infrastructure ETF	0.59%
Russell Investments Global Real Estate ETF	0.49%
Russell Investments Core Plus Bond ETF	0.39%
Russell Investments Multisector Bond ETF	0.49%